Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2022 RESULTS

Reached 627,000 Paid Subscribers for 30.4% Growth Year over Year

SAN JOSE, California – April 27, 2022 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the first quarter ended April 3, 2022.

•	First quarter 2022 net revenue of $210.6 million, a decrease of 33.8% from the comparable prior year quarter.
•

First quarter 2022 GAAP operating loss of $58.5 million impacted by non-cash impairment charges of $44.4 million, or (27.8)% of net revenue, as compared to operating income of $31.3 million, or 9.9% of net revenue, in the comparable prior year quarter.

◦	First quarter 2022 non-GAAP operating loss of $9.3 million, or (4.4)% of net revenue, as compared to operating income of $42.3 million, or 13.3% of net revenue, in the comparable prior year quarter.
•	First quarter 2022 GAAP net loss per diluted share of $1.95, as compared to net income per diluted share of $0.72 in the comparable prior year quarter.
◦	First quarter 2022 non-GAAP net loss per diluted share of $0.28, as compared to net income per diluted share of $0.99 in the comparable prior year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “We ended the first quarter with net revenue of $210.6 million and non-GAAP operating margin of (4.4)%, within the range of our recently revised guidance. We continued to experience strong demand for our SMB products, especially on our ProAV switches; however, our ability to deliver meaningfully higher revenue was constrained by COVID-induced lockdowns in China which impacted supply of components to our supply chain partners. On the CHP side, we saw the continued year over year and sequential growth in end user sales of our super-premium mesh products represented by our Orbi 8 and Orbi 9. Meanwhile overall CHP sales were negatively impacted by the U.S. consumer WiFi market contracting from approximately 15% above 2019 levels entering the first quarter to roughly flat to 2019 exiting the first quarter. The lower top line performance negatively impacted our operating leverage and resulting margin performance in the quarter.”

Mr. Lo continued, “In spite of these challenges, it’s clear that our core long-term strategy of focusing on the premium, higher-margin segments of the WiFi mesh market and the ProAV revolution remains intact.  As the pioneer of the Tri and Quad band WiFi segment we are seeing great reception of our $1,500 Quadband WiFi 6E Orbi. Buoyed by the success of our premium WiFi products, we ended the quarter with 627,000 paid subscribers for our services business and remain encouraged by this progress towards our full year target of 750,000 subscribers.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “During the first quarter of 2022, we repurchased approximately 354,000 shares of common stock for $9.4 million. Preserving strong liquidity and generating cash remain paramount as the pandemic and its related supply chain challenges continue to persist. We expect to continue to opportunistically repurchase shares in future periods.”

Business Outlook

Mr. Murray continued, “The U.S. consumer WiFi market is currently roughly flat to 2019 levels, lower than our expectations to start the year. Given the smaller market, we will be taking actions to optimize our retail channel partners’ inventory levels in the coming quarters to align them to current demand expectations. We will also be taking steps to better align the cost structure of the CHP business with its current projected revenue levels. Even in the face of significant supply chain challenges we expect second quarter revenue from the service provider channel to be approximately $30 million and SMB to perform slightly above Q1’22. Together, these factors lead us to expect our second quarter net revenue to be in the range of $205 million to $220 million. As a result of these factors, plus reduced leverage from our topline, our GAAP operating margin for the second quarter is expected to be in the range of (6.5)% to (5.5)%, and non-GAAP operating margin is expected to be in the range of (4.0)% to (3.0)%. Our GAAP tax rate is expected to be approximately 17.0%, and our non-GAAP tax rate is expected to be 16.0% for the second quarter of 2022. We remain hopeful that sea transportation costs will ease and our SMB supply will improve in the second half of the year and these factors will combine with our cost reduction efforts to create a much more favorable environment for our top and bottom lines. While we are confident in our ability to provide guidance at this time, we do so with the caveat that considerable uncertainty remains in the market due to the COVID-19 pandemic and supply chain conditions continuing to remain challenged and, should unforeseen events occur, in particular challenges related to closures affecting our manufacturing partners operations, increased transportation delays into any of our regional distribution or manufacturing centers, greater than expected freight or component costs, or lower than expected end market demand, our actual results could differ from the foregoing guidance.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	July 3, 2022
	Operating Margin Rate	Tax Rate

GAAP	(6.5)% - (5.5)%	17.0%
Estimated adjustments for[1]:
Stock-based compensation expense	2.4%	-
Amortization of intangibles	0.1%	-
Non-GAAP tax adjustments	-	(1.0)%
Non-GAAP	(4.0)% - (3.0)%	16.0%

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2022 today, Wednesday, April 27, 2022 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (888) 660-6468. The international dial-in number for the live audio call is (929) 201-5709. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2022 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding continued profitability and cash generation; expectations regarding continuing market demand for the Company’s products and the Company’s ability to respond to this demand; the Company’s strategic shift to focusing on the premium, higher-margin segments of the market; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; expectations regarding supply constraints and inventory management; expectations regarding the ability to participate in promotional activities leading to further market share gains; expectations regarding expected tax rates; expectations regarding the impact of higher transportation and component costs and corresponding price increases; expectations regarding changes in transportation costs; and expectations regarding NETGEAR's paid subscriber base growth. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic, including with respect to the Company’s supply chain and potential disruptions in the Company’s transportation network, including with respect to the Company’s distribution centers; future demand for the Company's products may be lower than anticipated; the Company’s shift in focus to premium products at the expense of lower end products may not prove to be successful; the Company may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base; product performance may be adversely affected by real world operating conditions; the Company may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully manage channel inventory levels; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers, including the Company’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors” in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on February 18, 2022. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•	the ability to better identify trends in our underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures our underlying business; and
•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: restructuring and other charges, litigation reserves, net, goodwill impairment charges, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income(loss). We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of
	April 3, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$206,826	$263,772
Short-term investments	56,962	7,744
Accounts receivable, net	219,911	261,158
Inventories	327,309	315,667
Prepaid expenses and other current assets	27,130	34,752
Total current assets	838,138	883,093
Property and equipment, net	11,984	13,335
Operating lease right-of-use assets	42,013	23,176
Intangibles, net	1,719	1,856
Goodwill	36,279	80,721
Other non-current assets	83,912	76,350
Total assets	$1,014,045	$1,078,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,803	$73,729
Accrued employee compensation	20,960	24,704
Other accrued liabilities	212,267	224,584
Deferred revenue	17,861	16,500
Income taxes payable	1,638	1,528
Total current liabilities	317,529	341,045
Non-current income taxes payable	19,154	18,990
Non-current operating lease liabilities	36,888	18,569
Other non-current liabilities	3,453	3,112
Total liabilities	377,024	381,716
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	931,276	923,228
Accumulated other comprehensive income	156	149
Accumulated deficit	(294,440)	(226,591)
Total stockholders’ equity	637,021	696,815
Total liabilities and stockholders’ equity	$1,014,045	$1,078,531

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended
	April 3, 2022	December 31, 2021	March 28, 2021

Net revenue	$210,558	$251,187	$317,925
Cost of revenue	151,655	176,488	206,984
Gross profit	58,903	74,699	110,941
Gross margin	28.0%	29.7%	34.9%
Operating expenses:
Research and development	23,821	23,080	23,829
Sales and marketing	35,586	36,230	37,815
General and administrative	13,602	14,575	15,405
Goodwill impairment charges	44,442	—	—
Other operating expenses (income), net	(3)	(37)	2,565
Total operating expenses	117,448	73,848	79,614
Income (loss) from operations	(58,545)	851	31,327
Operating margin	-27.8%	0.3%	9.9%
Other income (expenses), net	(982)	(1,108)	(552)
Income (loss) before income taxes	(59,527)	(257)	30,775
Provision for (benefit from) for income taxes	(2,317)	734	7,815
Net income (loss)	$(57,210)	$(991)	$22,960

Net income (loss) per share:
Basic	$(1.95)	$(0.03)	$0.75
Diluted	$(1.95)	$(0.03)	$0.72

Weighted average shares used to compute net income (loss) per share:
Basic	29,350	29,456	30,665
Diluted	29,350	29,456	31,814

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	April 3, 2022	March 28, 2021
Cash flows from operating activities:
Net income (loss)	$(57,210)	$22,960
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,807	4,661
Stock-based compensation	4,697	6,960
Gain/loss on investments, net	622	49
Goodwill impairment charges	44,442	—
Deferred income taxes	(7,626)	2,803
Provision for excess and obsolete inventory	1,460	1,201
Changes in assets and liabilities:
Accounts receivable, net	41,247	24,130
Inventories	(13,102)	(44,794)
Prepaid expenses and other assets	7,889	(1,877)
Accounts payable	(9,012)	(3,197)
Accrued employee compensation	(3,743)	(8,371)
Other accrued liabilities	(13,155)	1,428
Deferred revenue	1,705	1,494
Income taxes payable	273	6,290
Net cash provided by operating activities	1,294	13,737
Cash flows from investing activities:
Purchases of short-term investments	(50,202)	(7)
Proceeds from maturities/sale of short-term investments	417	165
Purchases of property and equipment	(957)	(1,588)
Purchases of long-term investments	(210)	(340)
Net cash used in investing activities	(50,952)	(1,770)
Cash flows from financing activities:
Repurchases of common stock	(9,377)	—
Restricted stock unit withholdings	(1,262)	(1,964)
Proceeds from exercise of stock options	593	4,146
Proceeds from issuance of common stock under employee stock purchase plan	2,758	2,905
Net cash provided by (used in) financing activities	(7,288)	5,087
Net increase (decrease) in cash and cash equivalents	(56,946)	17,054
Cash and cash equivalents, at beginning of period	263,772	346,460
Cash and cash equivalents, at end of period	$206,826	$363,514

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	April 3, 2022	December 31, 2021	March 28, 2021

GAAP gross profit	$58,903	$74,699	$110,941
GAAP gross margin	28.0%	29.7%	34.9%
Amortization of intangibles	129	129	179
Stock-based compensation expense	386	477	834
Non-GAAP gross profit	$59,418	$75,305	$111,954
Non-GAAP gross margin	28.2%	30.0%	35.2%

GAAP research and development	$23,821	$23,080	$23,829
Stock-based compensation expense	(1,087)	(1,329)	(1,146)
Non-GAAP research and development	$22,734	$21,751	$22,683

GAAP sales and marketing	$35,586	$36,230	$37,815
Amortization of intangibles	—	—	(1,266)
Stock-based compensation expense	(1,456)	(1,887)	(1,780)
Non-GAAP sales and marketing	$34,130	$34,343	$34,769

GAAP general and administrative	$13,602	$14,575	$15,405
Stock-based compensation expense	(1,768)	(2,230)	(3,200)
Non-GAAP general and administrative	$11,834	$12,345	$12,205

GAAP other operating expenses (income), net	$(3)	$(37)	$2,565
Restructuring and other charges	23	37	(2,270)
Litigation reserves, net	(20)	—	(295)
Non-GAAP other operating expenses, net	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 3, 2022	December 31, 2021	March 28, 2021

GAAP total operating expenses	$117,448	$73,848	$79,614
Amortization of intangibles	—	—	(1,266)
Stock-based compensation expense	(4,311)	(5,446)	(6,126)
Goodwill impairment charges	(44,442)	—	—
Restructuring and other charges	23	37	(2,270)
Litigation reserves, net	(20)	—	(295)
Non-GAAP total operating expenses	$68,698	$68,439	$69,657

GAAP operating income (loss)	$(58,545)	$851	$31,327
GAAP operating margin	(27.8)%	0.3%	9.9%
Amortization of intangibles	129	129	1,445
Stock-based compensation expense	4,697	5,923	6,960
Goodwill impairment charges	44,442	—	—
Restructuring and other charges	(23)	(37)	2,270
Litigation reserves, net	20	—	295
Non-GAAP operating income (loss)	$(9,280)	$6,866	$42,297
Non-GAAP operating margin	(4.4)%	2.7%	13.3%

GAAP other income (expenses), net	$(982)	$(1,108)	$(552)
Gain/loss on investments, net	519	1,188	49
Non-GAAP other income (expenses), net	$(463)	$80	$(503)

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 3, 2022	December 31, 2021	March 28, 2021

GAAP net income (loss)	$(57,210)	$(991)	$22,960
Amortization of intangibles	129	129	1,445
Stock-based compensation expense	4,697	5,923	6,960
Goodwill impairment charges	44,442	—	—
Restructuring and other charges	(23)	(37)	2,270
Litigation reserves, net	20	—	295
Gain/loss on investments, net	519	1,188	49
Non-GAAP tax adjustments	(709)	1,908	(2,416)
Non-GAAP net income (loss)	$(8,135)	$8,120	$31,563

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(1.95)	$(0.03)	$0.72
Amortization of intangibles	0.00	0.00	0.05
Stock-based compensation expense	0.16	0.20	0.22
Goodwill impairment charges	1.51	—	—
Restructuring and other charges	(0.00)	(0.00)	0.07
Litigation reserves, net	0.00	—	0.01
Gain/loss on investments, net	0.02	0.04	0.00
Non-GAAP tax adjustments	(0.02)	0.06	(0.08)
Non-GAAP net income (loss) per diluted share [1]	$(0.28)	$0.27	$0.99

Shares used in computing GAAP net income (loss) per diluted share	29,350	29,456	31,814
Shares used in computing non-GAAP net income (loss) per diluted share	29,350	29,822	31,814

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The GAAP net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the non-GAAP net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	April 3, 2022	December 31, 2021	October 3, 2021	June 27, 2021	March 28, 2021

Cash, cash equivalents and short-term investments	$263,788	$271,516	$292,195	$335,319	$370,656
Cash, cash equivalents and short-term investments per diluted share	$8.99	$9.10	$9.49	$10.66	$11.65

Accounts receivable, net	$219,911	$261,158	$266,526	$290,598	$312,922
Days sales outstanding (DSO)	97	93	90	86	86

Inventories	$327,309	$315,667	$305,129	$251,764	$215,705
Ending inventory turns	1.9	2.2	2.7	3.4	3.8

Weeks of channel inventory:
U.S. retail channel	19.6	12.7	14.7	12.9	11.8
U.S. distribution channel	4.1	3.0	3.1	3.4	3.6
EMEA distribution channel	6.6	6.8	6.8	7.8	4.9
APAC distribution channel	14.4	13.4	9.6	11.5	7.6

Deferred revenue (current and non-current)	$21,305	$19,600	$18,684	$18,482	$18,116

Headcount	766	771	780	769	775
Non-GAAP diluted shares	29,350	29,822	30,798	31,464	31,814

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	April 3, 2022		December 31, 2021		March 28, 2021

Americas	$144,649	68%	$159,419	63%	$219,150	69%
EMEA	36,865	18%	50,027	20%	61,090	19%
APAC	29,044	14%	41,741	17%	37,685	12%
Total	$210,558	100%	$251,187	100%	$317,925	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended
	April 3, 2022	December 31, 2021	March 28, 2021

Connected Home	$130,342	$174,152	$240,918
SMB	80,216	77,035	77,007
Total net revenue	$210,558	$251,187	$317,925

SERVICE PROVIDER NET REVENUE

	Three Months Ended
	April 3, 2022	December 31, 2021	March 28, 2021

Connected Home	$18,121	$29,697	$22,238
SMB	729	711	799
Total service provider net revenue	$18,850	$30,408	$23,037